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                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration No. 333-102436


                              PROSPECTUS SUPPLEMENT

                      To Prospectus dated January 17, 2003
                             and supplemented by the
                          Prospectus Supplements, dated
                     January 29, 2003 and January 30, 2003.

                                       of

                                  FINDWHAT.COM


     Cleveland Overseas Limited ("Cleveland Overseas") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

o 54,200 shares on February 3, 2003 at an average price of $7.8253 per share.

This sale was effected by Bernard Herold & Co., Inc., as agent, at a total commission of $2,710.00. Immediately following these sales, Cleveland Overseas beneficially owned 248,179 shares of our common stock.

     On February 3, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $7.81.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is February 4, 2003.